Exhibit 10.32

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Greerson Greene McMullen (the “Executive”) and Global Signal Services LLC (the “Company”) on June18, 2004.

WHEREAS., the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as General Counsel of the Company, Executive Vice President of Legal Department. The Executive shall have all the duties, responsibilities and authority normally performed by a general counsel and shall render services consistent with such position. In addition, Executive shall assume the title and be assigned the responsibilities of Secretary of GSL following appointment to such office by the Board of Directors (the “Board”) of the Company’s parent, Global Signal Inc. (“GSL”). The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company, GSL and their respective subsidiaries, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that substantially interfere with such performance.

Section 2. EMPLOYMENT-AT-WILL;TERM OF AGREEMENT. The Executive understands and agrees (i) that he is an employee-at-will, (ii) that this Agreement does not constitute, for any reason, a guaranty or promise of continued employment with the Company (with the “Company” understood, for purposes of this Section 2, to include any subsidiary of the Company or GSL and any successor in interest to the Company or GSL or to any such subsidiary), (iii) that the commencement of his employment with the Company does not constitute, for any reason, a guaranty or promise of continued employment with the Company and (iv) that the continuation of his employment with the Company for any period of time does not constitute, for any reason, a guaranty or promise of continued employment with the Company. The Executive acknowledges that this Agreement has no term, and that the Company may terminate the Executive’s employment with the Company at any time, with or without cause, subject to the Company’s obligations set forth in Section 5 below relating to the payment of severance. The obligations under this Agreement shall commence on or about July 15, 2004, or such other date as shall be agreed upon by Executive and the Company’s President (the date on which Executive actually commences work, the “Commencement Date”), which shall be considered the Executive’s first day of employment with the Company.

Section 3. LOCATION. In connection with the Executive’s employment by the Company, the Executive shall be based at the Company’s headquarters, currently located in the Sarasota, Florida, except for required travel for the Company’s business.

Section 4. COMPENSATION.

(a) BASE SALARY. Effective as of the Commencement Date, for all services rendered by the Executive hereunder, the Company shall pay the Executive a base salary (“Base Salary”) at an initial rate of $200,000 per year, but in no event shall the Base Salary be reduced without Executive’s approval. The Base Salary shall be payable on a bi-weekly basis.

(b) BONUS.

(i) ANNUAL BONUS. The Executive shall have the opportunity to earn a discretionary bonus in respect of each calendar year in which the Executive is employed by the Company, subject to the terms and conditions of the bonus policy of the Company, with a target bonus equal to 100% of Base Salary as of the Commencement Date; provided, however, that Executive shall receive a bonus in respect of 2004 equal to 100% of the amount of Base Salary paid to Executive in 2004 (the “Guaranteed 2004 Bonus”). In order to be eligible for any bonus, including the Guaranteed 2004 Bonus, Executive must be an active employee at, and not have given or received notice of termination prior to, the time of the bonus payment. Bonus payments, including the Guaranteed 2004 Bonus, shall be made to Executive within a reasonable time after the end of the fiscal year in respect of which they are granted, but in no event later than two months following the last day of the fiscal year for which such bonus was granted. The Company’s discretionary bonus policy takes into account the success of the company as a whole as well as the contribution of each individual to that success; payment of additional compensation or a bonus in or in respect of any given fiscal or calendar year (including the Guaranteed 2004 Bonus) does not entitle Executive to additional compensation or a bonus in or in respect of any subsequent year.

(ii) SIGNING BONUS. In addition, Executive will receive a signing bonus equal to $100,000 (the “Signing Bonus”), payable with Executive’s first paycheck; provided, however, that Executive agrees to repay to the Company the full amount of such Signing Bonus (without interest) in the event that for any reason (other than a termination of Executive’s employment by the Company without cause (as defined below)) Executive is not employed by the Company on the six month anniversary of the Commencement Date. Alternatively, the Company will allow the costs of moving company, airline flights and other out of pocket relocation expenses to be billed directly to (or be reimbursed by) the Company, with the Signing Bonus being concurrently reduced by said amounts.

(c) STOCK OPTIONS. Following the Start Date, Executive shall be granted an option (the “Option”) to purchase a number of shares of common stock of the Company’s parent, Global Signal Inc. (“GSL”), such amount to be determined by GSL’s Board of Directors (the “Board”) taking into account the Company’s recent initial public offering and such other factors as it determines are appropriate given Executive’s role in GSL and the Company. The Option will be granted with an exercise price per share equal to the fair market value thereof on the date of grant, shall vest on such a schedule as the Board shall determine and shall be subject to the terms and conditions of GSL’s stock option plan under which the Option is to be granted as in effect on the date of grant. The Board shall grant the Option no later than 45 days after the Commencement Date.

(d) FRINGE BENEFITS. The Executive shall be entitled to participate in each fringe, welfare and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its senior executive officers from time to time, including medical and dental plans, disability insurance, 40l(k) plans or other retirement benefits provided to employees generally, subject to the terms of such plans, as the same may be amended or even eliminated from time to time.

(e) PAID TIME OFF. Executive will be entitled to twenty (20) days of paid time off per year (prorated for the year in which employment begins) in accordance with the Company’ paid time off policy applicable to employees, as amended from time to time.

(f) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all reasonable expenses which are incurred by him in the course of performing his duties and which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

Section 5. SEVERANCE. Upon termination by the Company of the Executive’s employment with the Company for any reason (a) other than for cause (as defined below), or (b) upon termination by Executive of his employment with the Company for Good Reason (as defined below) within thirty (30) days of the occurrence of the circumstances giving rise to such Good Reason, then (i) the Executive shall be entitled to receive payment of any accrued and owing Base Salary for the applicable period and (ii) a lump sum payment equal to one half of one year’s Base Salary at its then current rate; provided, however, that in the event the Company terminates Executive’s employment without cause prior to the first anniversary of the Commencement Date, the Company will pay Executive the amount described in clause (i) preceding plus the greater of (x) the amount described in clause (ii) preceding and (y) amount of money that Executive would have earned by such date (assuming payment of the Guaranteed 2004 Bonus but no other bonus). Payment of any severance is conditioned upon (A) Executive signing a separation agreement prepared by the Company which includes a general release of claims and (B) Executive’s compliance with the restrictive covenants set forth in the Non-Compete, No Solicitation and Confidentiality Agreement attached hereto. For the sake of clarity, the severance payment provided for herein shall be in lieu of any amount to which Executive would be entitled under the Company’s severance policy, if any, in effect at the time of termination.

“Cause” means (i) any act of dishonesty committed by Executive in connection with the Company’s, GSL’s or their subsidiaries’ business; (ii) Executive’s indictment or conviction of a crime involving moral turpitude; (iii) Executive’s non-performance or non-observance in any material respect of any requirement with respect to Executive’s employment hereunder; or (iv) any other action by Executive involving willful and deliberate malfeasance or negligence in the performance of Executive’s duties as general counsel, provided that the determination of cause shall be made by the Board. In the event that the GSL Board of Directors makes a determination that “cause” for termination exists under clause (iii) above, Executive shall be given at least fifteen (15) days advance written notice thereof and be provided with an opportunity to meet with at least one member of the Board, discuss the basis for the decision, and a reasonable opportunity to cure such failure. “Good Reason” shall mean the occurrence, without the express prior written consent of Executive, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notification by Executive (which written notice must be delivered within thirty (30) days of the Executive’s becoming aware of the occurrence of such circumstances) that he intends to terminate his employment for one of the reasons set forth below: (i) the relocation of Executive’s principal office at the Company to a location outside a seventy-five (75) mile radius from such present office location or (ii) a material reduction in Executive’s duties and responsibilities evidenced by the Company’s hiring of an employee who is given the general counsel title or is otherwise senior to Executive in respect of the Company’s legal department.

Section 6. NO VIOLATION OF THIRD-PARTY RIGHTS.

(a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

(i) is not a party to any agreements with third parties that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

(ii) is in compliance with any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

If the Executive is in breach of any of the foregoing representations, warranties and covenants or a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the

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subject to binding arbitration before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Company agrees to pay all costs associated with arbitration, except that the parties shall pay for their own attorneys’ fees and costs. The arbitrator shall permit the parties to engage in reasonable discovery measures, including depositions, document production, interrogatories, and any other discovery measures that the arbitrator may order. The arbitrator shall issue a written decision and shall have authority to award any and all damages to which the party would otherwise be entitled to under applicable law. Such decision shall be subject to limited review by a court of competent jurisdiction. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court or competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs to the extent not prohibited by law.

Section 11. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

Section 12. ENTIRE AGREEMENT. This Agreement is complete and embraces the entire understanding of and between the Parties. All prior understandings of or in connection with the subject matter contained herein, either oral or written, having been merged herein or canceled. The Executive acknowledges and agrees that no representations have been made by the Company except those expressly set forth herein. Without limiting the foregoing, Executive represents that he shall not be entitled to any equity interest or other interest in the Company or GSL or any of its affiliates except to the extent such an interest is granted by the Board and evidenced in a writing signed by the Chief Executive Officer of the Company.

Section 13. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

Section 14. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

Section 15. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

Section 16. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.

Section 17. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

COMPANY

/s/ David Grain
By:	David Grain
Title:	President

EXECUTIVE

/S/ GREERSON GREENE MCMULLEN
Greerson Greene McMullen

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